                                                                    Exhibit 99.1

                      MEENAN OIL CO., L.P. AND SUBSIDIARIES

                        Consolidated Financial Statements

                             June 30, 2001 and 2000

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

The Executive Committee
Meenan Oil Co., L.P. and Subsidiaries:


We have audited the accompanying consolidated balance sheets of Meenan Oil Co., L.P. and subsidiaries as of June 30, 2001 and 2000 and the related consolidated statements of income and partners' equity (deficit), comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Meenan Oil Co., L.P. and subsidiaries as of June 30, 2001 and 2000 and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2001 in conformity with accounting principles generally accepted in the United States of America.
As discussed in note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, on July 1, 2000.

                                  /s/ KPMG LLP

Melville, NY
August 27, 2001

                      MEENAN OIL CO., L.P. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                             June 30, 2001 and 2000

                                    Assets                            2001             2000
                                                                  ------------     ------------
Current assets:
     Cash                                                         $  3,239,634          605,511
     Accounts receivable - trade, less allowance for doubtful
        accounts of $575,000 in 2001 and $475,000 in 2000           21,140,971       17,498,629
     Inventories                                                     7,130,302        7,713,418
     Prepaid expenses and other current assets                      12,452,389        1,391,522
                                                                  ------------     ------------
                 Total current assets                               43,963,296       27,209,080
                                                                  ------------     ------------
Property, plant, and equipment, net                                 13,212,344       13,153,623
                                                                  ------------     ------------
Customer lists and other intangible assets, net                     21,780,153       22,054,161
Other, net                                                           1,125,845        1,290,162
                                                                  ------------     ------------
                                                                    22,905,998       23,344,323
                                                                  ------------     ------------
                 Total assets                                     $ 80,081,638       63,707,026
                                                                  ============     ============
                        Liabilities and Partners' Deficit

Current liabilities:
     Current maturities of long-term debt                         $  5,102,069          144,275
     Accounts payable                                                3,943,419        4,217,850
     Customers' credit balances and deposits                         4,598,200        4,283,004
     Accrued expenses:
        Payroll                                                      2,094,114        1,707,010
        Other                                                       18,727,024        6,316,312
     Unearned service contract revenues                              5,875,244        5,932,320
                                                                  ------------     ------------
                 Total current liabilities                          40,340,070       22,600,771
                                                                  ------------     ------------
Long-term debt, less current maturities                             31,175,000       36,245,000
                                                                  ------------     ------------
Other long-term liabilities                                          5,995,472        5,973,606
                                                                  ------------     ------------
Partners' equity (deficit):
     Partners' equity (deficit)                                      3,066,511       (1,112,351)
     Accumulated other comprehensive loss                             (495,415)              --
                                                                  ------------     ------------
                 Total partners' equity (deficit)                    2,571,096       (1,112,351)
                                                                  ------------     ------------
                                                                  $ 80,081,638       63,707,026
                                                                  ============     ============

See accompanying notes to consolidated financial statements

                      MEENAN OIL CO., L.P. AND SUBSIDIARIES

        Consolidated Statements of Income and Partners' Equity (Deficit)

                    Years ended June 30, 2001, 2000 and 1999

                                                                2001          2000           1999
                                                           -------------  -------------  -------------

Sales                                                      $ 254,836,010    211,384,496    139,060,199
Cost of sales                                                192,975,780    157,215,537     95,449,602
                                                           -------------  -------------  -------------
                 Gross profit                                 61,860,230     54,168,959     43,610,597
                                                           -------------  -------------  -------------
Selling, general, and administrative expense                  42,489,448     38,294,451     32,501,990
Amortization of intangible assets                              2,011,318      2,068,178      1,787,469
Depreciation and amortization                                  1,526,412      1,374,286      1,337,779
Bad debt expenses                                              1,401,262        496,311        112,295
                                                           -------------  -------------  -------------
                                                              47,428,440     42,233,226     35,739,533
                                                           -------------  -------------  -------------
                 Operating income                             14,431,790     11,935,733      7,871,064
                                                           -------------  -------------  -------------
Other expense (income):
     Interest expense                                          4,585,880      3,942,629      3,070,099
     Interest income                                            (393,925)      (322,498)      (304,660)
     Sundry                                                     (759,794)      (707,204)      (663,114)
                                                           -------------  -------------  -------------
                                                               3,432,161      2,912,927      2,102,325
                                                           -------------  -------------  -------------
                 Income before cumulative effect
                    of change in accounting principle         10,999,629      9,022,806      5,768,739
Cumulative effect of change in accounting
     principle for adoption of SFAS No. 133                       57,653             --             --
                                                           -------------  -------------  -------------
                 Net income                                   11,057,282      9,022,806      5,768,739
Partners' deficit, beginning of year                          (1,112,351)    (6,460,204)    (2,091,563)
Distribution to partners                                      (6,878,420)    (3,674,953)    (8,677,733)
Purchase of limited partnership interests                             --             --     (8,359,647)
Sale of limited partnership interests                                 --             --      6,900,000
                                                           -------------  -------------  -------------
Partners' equity (deficit), end of year                    $   3,066,511     (1,112,351)    (6,460,204)
                                                           =============  =============  =============

See accompanying notes to consolidated financial statements

                      MEENAN OIL CO., L.P. AND SUBSIDIARIES

                 Consolidated Statements of Comprehensive Income

                    Years ended June 30, 2001, 2000 and 1999

                                                          2001           2000           1999
                                                      ------------   ------------   ------------
Net income                                            $ 11,057,282      9,022,806      5,768,739
Other comprehensive income:
     Unrealized loss on derivative instruments            (495,415)            --             --
                                                      ------------   ------------   ------------
Comprehensive income                                  $ 10,561,867      9,022,806      5,768,739
                                                      ============   ============   ============
           Reconciliation of accumulated other
               comprehensive income (loss)

Balance, beginning of year                            $         --             --             --
     Cumulative effect of the adoption
        of SFAS No.133                                     444,028             --             --
     Current period reclassification to earnings          (444,028)            --             --
     Current period other comprehensive loss              (495,415)            --             --
                                                      ------------   ------------   ------------
Balance, end of year                                  $   (495,415)            --             --
                                                      ============   ============   ============

See accompanying notes to consolidated financial statements

                      MEENAN OIL CO., L.P. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                    Years ended June 30, 2001, 2000 and 1999

                                                                     2001           2000           1999
                                                                 ------------   ------------   ------------
Cash flows from operating activities:
     Net income                                                  $ 11,057,282      9,022,806      5,768,739
     Adjustments to reconcile net income to net
        cash provided by operating activities:
           Change in provision for doubtful accounts                  100,000        150,000             --
           Depreciation and amortization                            3,537,730      3,442,464      3,125,248
           Loss (gain) on sale of equipment
              and other assets                                         52,790        (16,288)        20,718
           Cumulative effect of a change in
              accounting principle for the adoption
              of SFAS No. 133                                         (57,653)            --             --
           Changes in operating assets and liabilities,
              net of acquisitions:
                 Accounts receivable                               (3,742,342)    (7,982,688)       415,329
                 Inventories                                          583,116       (662,570)     5,362,543
                 Prepaid expenses and other                       (11,003,214)      (156,706)       (51,200)
                 Other assets                                         164,317        (53,649)       151,475
                 Accounts payable and accrued
                     expenses                                      12,306,163      1,391,750       (746,185)
                 Customer credit balances and deposits                315,196     (3,236,536)       877,250
                 Other liabilities                                    (35,210)     1,283,972        524,901
                                                                 ------------   ------------   ------------
                         Net cash provided by operating
                           activities                              13,278,175      3,182,555     15,448,818
                                                                 ------------   ------------   ------------
Cash flows from investing activities:
     Proceeds from sale of equipment and other assets                 293,550         32,998         60,784
     Capital expenditures                                          (1,295,217)    (1,328,891)      (799,843)
     Payments for purchase of heating oil companies                (2,651,759)   (10,924,186)    (1,000,999)
                                                                 ------------   ------------   ------------
                        Net cash used in investing activities      (3,653,426)   (12,220,079)    (1,740,058)
                                                                 ------------   ------------   ------------
Cash flows from financing activities:
     Proceeds from long-term debt                                      52,662     11,000,000             --
     Principal payments on long-term debt                            (164,868)      (226,369)    (2,281,250)
     Distributions to partners                                     (6,878,420)    (3,674,953)    (8,677,733)
     Purchase of limited partnership interests                             --             --     (8,359,647)
     Sale of limited partnership interests                                 --             --      6,900,000
                                                                 ------------   ------------   ------------
                        Net cash provided by (used in)
                           financing activities                    (6,990,626)     7,098,678    (12,418,630)
                                                                 ------------   ------------   ------------
                        Net increase (decrease) in cash             2,634,123     (1,938,846)     1,290,130
Cash at beginning of year                                             605,511      2,544,357      1,254,227
                                                                 ------------   ------------   ------------
Cash at end of year                                              $  3,239,634        605,511      2,544,357
                                                                 ============   ============   ============

See accompanying notes to consolidated financial statements

                      MEENAN OIL CO., L.P. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2001 and 2000



(1)    Summary of Significant Accounting Policies and Practices

       (a)    Description of Business

              Meenan Oil Co., L.P.(the Company) engages primarily in the retail and wholesale distribution of home heating oil. In January 1992, the Company was formed through the contribution by Meenan Oil Co., Inc. (Meenan Inc.) of substantially all of its assets in exchange for a general partnership interest in the Company. The Company is a limited partnership consisting of various limited partners with Meenan Inc. as the sole general partner. During fiscal 1999, the Company repurchased a 21.17% interest in the Company from one of its limited partners for a purchase price of $8,359,647. Concurrently the Company sold an 18.66% interest in the Company to a group of limited partners for $6,900,000. In fiscal 2000, the Company admitted 4 employees as Class B limited partners to the partnership. These partners were not required to make a capital contribution. As of June 30, 2001, Meenan Inc. owned a 75.07% interest in the Company.

       (b)    Principles of Consolidation

              The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

       (c)    Inventories

              Inventories are valued at the lower of cost (first-in, first-out basis) or market.

       (d)    Property, Plant, and Equipment

              Property, plant, and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

                   Building and improvements                     20 - 31.5 years
                   Automotive equipment                            5 - 7 years
                   Furniture, fixtures, and equipment              5 -10 years
                   Leasehold improvements                         Term of leases


       (e)    Derivative Instruments and Hedging Activities

              In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities, (SFAS No. 133) as amended by SFAS No. 137 and No. 138. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires the recognition of all derivative instruments as assets or liabilities in the Company's balance sheet and measurement of those instruments at fair value and requires that a company formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.


                                       7                             (Continued)

                      MEENAN OIL CO., L.P. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2001 and 2000



              The accounting treatment of changes in fair value is dependent upon whether or not a derivative instrument is designated as a hedge, and if so, the type of hedge. For derivates designated as Cash Flow Hedges, changes in fair value are recognized in other comprehensive income until the hedged item is recognized in earnings. For derivatives recognized as Fair Value Hedges, changes in fair value are recognized in the income statement and are offset by related changes in the fair value of the item hedged. Changes in the fair value of derivative instruments which are not designated as hedges or which do not qualify for hedge accounting are recognized currently in earnings.

              The Company purchases and sells futures contracts on the New York Mercantile Exchange as a hedge against oil prices. The purpose of the hedges is to provide a measure of stability in the volatile market of oil (fair value hedges) and to manage its exposure to commodity price risk under certain existing sales commitments (cash flow hedges). Futures contracts open as of June 30, 2001 have expiration dates through June 2002. The Company adopted SFAS No. 133 on July 1, 2000, and records its derivatives at fair market value. As a result of adopting the Standard, the Company recognized current assets of $501,681, a $57,653 increase in net income and a $444,028 increase in additional other comprehensive income, which were recorded as cumulative effect of a change in accounting principle. The fair value of these outstanding contracts is recorded in the Company's balance sheet. For the year ended June 30, 2001, the Company recorded a net decrease of $495,415 to other comprehensive income for the net change in value of derivative instruments designated as cash flow hedges, and recorded a net gain of $444,028 representing the net change in the fair value of all the derivative contracts which are no longer outstanding at June 30, 2001. The estimated net amount of existing losses currently within other comprehensive income are expected to be reclassified into earnings within the next twelve months. In accordance with SFAS No. 133, the Company has recorded a derivative asset of approximately $11,039,000, which is included in prepaid expenses and other current assets and a derivative liability of approximately $11,590,000, which is included in accrued expenses - other.

       (f)    Customer Lists and Other Intangible Assets

              The costs of customer lists and covenants not to compete are amortized over a five to fifteen-year period on a straight-line basis. Goodwill is amortized on a straight-line basis over a forty-year period.

              The Company assesses the recoverability of these intangible assets by determining whether the amortization of the respective balance over its remaining life can be recovered through undiscounted future operating cash flows.

       (g)    Revenue Recognition

              Sales of heating oil and heating oil equipment are recognized at the time of delivery of the product to the customer or installation. Revenue from repairs and maintenance service is recognized upon completion of the service. Payments received from customers for burner service contracts are deferred and amortized into income over the term of the respective contracts.

       (h)    Income Taxes

              The Company is a limited partnership and the partners are taxed on their proportionate share of the income generated by the partnership.

                                       8                             (Continued)

                      MEENAN OIL CO., L.P. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2001 and 2000



       (i)    Use of Estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

       (j)    Long-Lived Assets

              The Company's accounting policies relating to the recording of long-lived assets including property and equipment and intangibles are discussed above. The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 121 requires, among other things, that long-lived assets held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair values of the assets. Assets to be disposed of or sold are reported at the lower of the carrying amount or fair value less costs to sell.

       (k)    Pension and Other Postretirement Plans

              On July 1, 1999, the Company adopted SFAS No. 132, Employers' Disclosures About Pension and Other Postretirement Benefits. SFAS No. 132 revises employers' disclosures about pension and other postretirement benefit plans. SFAS No. 132 does not change the method of accounting for such plans.

(2)    Property and Equipment

       Property and equipment consists of the following:

                                                                                  2001                   2000
                                                                           --------------------   --------------------
      Land                                                                 $      2,586,820              2,586,820
      Building and improvements                                                  10,952,340             10,700,376
      Automotive equipment                                                       13,126,478             13,407,877
      Furniture, fixtures, and equipment                                          5,479,055              5,644,129
      Leasehold improvements                                                        820,317                831,684
                                                                           --------------------   --------------------

                                                                                 32,965,010             33,170,886

      Less accumulated depreciation and amortization                             19,752,666             20,017,263
                                                                           --------------------   --------------------

                                                                           $     13,212,344             13,153,623
                                                                           ====================   ====================

                                       9                             (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2001 and 2000


(3)    Supplemental Cash Flow Information

       The following is supplemental information relating to the statements of cash flows:

                                                            2001          2000        1999
                                                        ------------   ---------   ---------
      Cash paid during the year for:
          Interest                                      $  4,546,711   3,788,780   2,993,477

       Noncash financing activities:
          Issuance of notes payable for purchase of
            heating oil companies                       $         --          --     134,877

(4)    Customer Lists and Other Intangible Assets

       Customer lists and other intangible assets at June 30, 2001 and 2000 consists of:

                                              2001              2000
                                         --------------    --------------
      Customer lists                     $   33,744,755        32,257,635
      Covenants not to compete                6,995,509         6,745,359
      Goodwill                                4,938,692         4,938,692
      Other                                     105,343           105,343
                                         --------------    --------------
                                             45,784,299        44,047,029

      Less accumulated amortization          24,004,146        21,992,868
                                         --------------    --------------
                                         $   21,780,153        22,054,161
                                         ==============    ==============

(5)    Long-Term Debt

       Long-term debt, less current maturities, at June 30, 2001 and 2000 consists of:

                                                                            2001             2000
                                                                       --------------   --------------
      Senior secured notes with interest at 9.34% per annum (a)        $   25,000,000       25,000,000
      Revolving credit agreement (b)                                       11,000,000       11,000,000
      Other notes payable with interest at 7.0% to 8.5% per annum,
          maturing at various dates to August 2004                            277,069          389,275
                                                                       --------------   --------------
                                                                           36,277,069       36,389,275

      Less current maturities                                               5,102,069          144,275
                                                                       --------------   --------------
                                                                       $   31,175,000       36,245,000
                                                                       ==============   ==============

                                       10                            (Continued)

                    MEENAN OIL CO., L.P. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2001 and 2000


       (a) During 1996, the Company issued senior secured notes due November 1, 2007 in the amount of $25,000,000 with a fixed rate of 9.34%. Interest only is due in semiannual payments through May 1, 2003. Principal is to be paid as follows:

                       Year ending June 30:
                          2004                              $    5,000,000
                          2005                                   5,000,000
                          2006                                   5,000,000
                          2007                                   5,000,000
                          2008                                   5,000,000

              The notes are collateralized by the shares of common stock of Meenan Inc., the general partnership interests owned by Meenan Inc. and the accounts receivable, equipment, general intangible assets, inventory and goods of the Company. In connection with these notes, the Company is required to maintain certain levels of working capital and earnings, is restricted in other investments it may make and transactions it may enter into and must maintain certain financial ratios (see note 13, subsequent event).

       (b) The Company has an amended revolving credit agreement with two banks. The agreement is comprised of two commitments of $11,250,000 and $25,000,000, totaling $36,250,000. The amount outstanding under the first commitment at June 30, 2001 was $11,000,000. The amount available under the first commitment is reduced automatically and permanently each year as defined in the amended agreement. At June 30, 2001, the total available under the first commitment, which expires on July 1, 2003, was $11,250,000, which will be reduced as follows:

                       Year ending June 30:
                          2002                              $     5,000,000
                          2003                                    5,000,000
                          2004                                    1,250,000
                                                            ---------------

                                                            $    11,250,000
                                                            ===============

              In addition, the first commitment may be automatically and permanently reduced annually through September 28, 2002. The reduction at September 28, 2001 is based on the amount by which June 30, 2001 gross operating cash generated exceeds amounts specified in the agreement. No such reduction was made on September 28, 2000 (see note 13, subsequent event).

              The second commitment, which expires on July 1, 2003, totals $25,000,000, of which approximately $8,368,000 was utilized for open letters of credit at June 30, 2001.

              Under both commitments, the interest rate options consist of:

                    1.65% over the greatest of three defined rates, including prime.

                    2.50% over a defined adjusted Certificate of Deposit (CD) rate.

                                       11                           (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2001 and 2000


                    1.50% to 3.0% over a defined adjusted LIBOR rate.

              . 2.50% over the Agent bank's Acceptance Draft discount rate, as defined.

              The weighted average interest rate on this debt at June 30, 2001 was 5.80%

              In connection with this revolving credit agreement, the Company is required to pay a commitment fee of 1/2 of 1% of the unused portion of the line of credit. In addition, the Company incurred financing costs in connection with this credit agreement and the amendments thereto amounting to approximately $1,440,000, which amount is included, net of amortization, in other assets on the consolidated balance sheet. Deferred financing costs are being amortized on a straight-line basis over the term of the related debt.

              Borrowings under the revolving credit agreement are collateralized by the shares of common stock of Meenan Inc., all of the general partnership interests owned by Meenan Inc., the stock of all of the subsidiaries of the company and all of the personal property of the Company and its subsidiaries, including accounts receivable, inventory, equipment, fixtures, general intangible assets, and customer lists.

              In connection with this revolving credit agreement, the Company is required to maintain certain levels of working capital and tangible net worth, is restricted in the amount of fixed assets it may acquire and other investments it may make and must maintain certain financial ratios.

              Maturities of all long-term debt are as follows:

                        Year ending June 30:
                           2002                       $      5,102,069
                           2003                              5,070,000
                           2004                              6,070,000
                           2005                              5,035,000
                           2006                              5,000,000
                           2007 and thereafter              10,000,000
                                                      ----------------

                                                      $     36,277,069
                                                      ================

(6)    Leases

       The Company is obligated under several noncancelable leases covering office, storage and other facilities, as well as transportation equipment for remaining periods of one to thirteen years. The Company also leases certain telephone equipment.

                                       12                            (Continued)

                    MEENAN OIL CO., L.P. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2001 and 2000


       Future minimum lease payments for operating leases with initial or remaining terms in excess of one year are as follows:

                                                                Operating
                                                                  leases
                                                              -------------
              Year ending June 30:
                  2002                                        $   668,890
                  2003                                            586,574
                  2004                                            555,130
                  2005                                            485,354
                  2006                                            271,862
                  Later years                                   1,146,159
                                                              -----------

                            Total minimum lease payments      $ 3,713,969
                                                              ===========

       Total rent expense for all operating leases for the years ended June 30, 2001, 2000 and 1999 totaled approximately $2,336,000, $2,445,000, and
       $2,316,000, respectively.

(7)    Income Taxes

       The Company is a limited partnership and as such, Federal and state taxes payable on its income are the responsibility of the individual partners and are not reflected in the financial statements of the Company.

(8)    Employee Benefit Plans

       (a)    Pension Benefits

              The Company has a noncontributory defined benefit pension plan which provides benefits to all eligible employees. Certain other employees are covered by union retirement plans to which the Company contributes. Pension expense for these plans aggregated approximately $1,087,000 for 2001, $968,000 for 2000, and $822,000
              for 1999.

                                       13                            (Continued)

                    MEENAN OIL CO., L.P. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2001 and 2000


          The following table set forth the defined benefit plan's benefit obligations, fair value of plan assets, and funded status at June 30, 2001, 2000 and 1999.

                                                                              Pension benefits
                                                               ---------------------------------------------
                                                                   2001            2000            1999
                                                               ------------    ------------    -------------
          Change in projected benefit obligation:
                Projected benefit obligation at
                  beginning of year                            $ 29,398,185      29,341,414       27,193,823
                Service cost                                      1,195,079       1,275,696        1,262,960
                Interest cost                                     2,212,009       2,074,519        1,931,732
                Actuarial (gain) loss                               453,050      (2,106,796)          39,146
                Benefit paid                                     (1,414,333)     (1,186,648)      (1,086,247)
                                                               ------------    ------------     ------------
                Projected benefit obligation at
                  end of year                                  $ 31,843,990      29,398,185       29,341,414
                                                               ============    ============     ============

          Change in plan assets:
              Fair value of plan assets at
                beginning of year                              $ 31,772,529      31,558,390       29,389,382
              Actual return on plan assets                       (1,158,474)      1,400,787        3,255,255
              Benefits paid                                      (1,414,333)     (1,186,648)      (1,086,247)
                                                               ------------    ------------     ------------

              Fair value of plan assets at end
                of year                                        $ 29,199,722      31,772,529       31,558,390
                                                               ============    ============     ============

          Funded status                                        $ (2,644,268)      2,374,344        2,216,976
          Unrecognized transition asset                            (186,449)       (329,873)        (473,297)
          Unrecognized prior service cost                            (7,319)         (8,411)          (9,503)
          Unrecognized net actuarial gain                        (2,842,741)     (7,403,004)      (6,788,379)
                                                               ------------    ------------     ------------

                        Accrued in balance sheet
                          (other long-term
                          liabilities)                         $ (5,680,777)     (5,366,944)      (5,054,203)
                                                               ============    ============     ============

                                       14                            (Continued)

                    MEENAN OIL CO., L.P. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2001 and 2000


                                                                              Pension benefits
                                                           --------------------------------------------------
                                                                2001              2000              1999
                                                           --------------   ---------------    --------------
             Weighted average assumptions as of June 30:
                   Discount rate                                     7.50%             7.75%             7.25%
                   Rate of compensation increase                     4.00%             4.00%             4.00%
                   Expected return on plan assets                    8.50%             8.50%             8.50%

             Components of net periodic benefit cost:
                   Service cost                            $    1,195,079         1,275,696         1,262,960
                   Interest cost                                2,212,009         2,074,519         1,931,732
                   Expected return on plan assets              (2,635,547)       (2,627,828)       (2,448,085)
                   Amortization of unrecognized
                     transition (asset) obligation               (143,424)         (143,424)         (143,424)
                   Amortization of prior service
                     cost                                          (1,092)           (1,092)           (1,092)
                   Recognized net actuarial gain                 (313,192)         (265,130)         (228,570)
                                                           --------------   ---------------    --------------

                           Net periodic benefit cost       $      313,833           312,741           373,521
                                                           ==============   ===============    ==============

       (b)    Executive Committee Bonus Plan

              The Company's Executive Committee has adopted a bonus plan, which provides for cash bonuses to eligible employees based upon the operating performance of the Company. Expense under the plan totaled approximately $740,000 for 2001, $654,000 for 2000, and $436,000 for 1999. The plan for any fiscal year may be modified or terminated at any time prior to the end of such year by the Company's Executive Committee.

(9)    Acquisitions

       During 2001, the Company acquired the assets of five retail fuel oil businesses. The total purchase price for these acquisitions totaled approximately $2,374,000, of which $519,000 represented the fair value of property and equipment. The balance of $1,855,000 was allocated to customer lists and other intangibles. During 2000, the Company acquired the assets of six retail fuel oil businesses, an environmental consulting business and a retail security alarm business. The total purchase price for these acquisitions totaled approximately $10,924,000, of which $3,015,000 represented the fair value of property and equipment.

                                       15                           (Continued)

                      MEENAN OIL CO., L.P. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 2001 and 2000


       The balance of $7,909,000 was allocated to customer lists and other intangibles. In addition, certain of the acquisitions contain contingent payout provisions based on the attainment of sales volume, for which the Company has accrued approximately $582,000 as of June 30, 2001. These acquisitions have been accounted for using the purchase method of accounting, and their operating results which are not material to the Company, are included in the consolidated statements of income from their respective dates of acquisition.

(10)   Distributions

       In fiscal 2001, 2000 and 1999 the Executive Committee of the Company approved distributions to the partners of $6,878,420, $3,674,953, and $8,677,733, respectively.

(11)   Business and Credit Concentration

       All of the Company's customers are located in New York, New Jersey, and Pennsylvania. No single customer accounted for more than 5% of the Company's sales in 2001, 2000, or 1999.

(12)   Commitments and Contingencies

       (a) The Company is a defendant in certain legal actions the outcome of which, in the opinion of management based in part on the opinion of counsel, is not expected to have a materially adverse impact on the Company's financial position or results of operations.

       (b) The Company has elected to either self-insure or maintain high deductibles on its workers' compensation, auto and general liability insurance coverages. A liability of approximately $4,900,000 and $4,700,000 is included in accrued expenses - other for unpaid claims and an estimate for claims incurred but not reported as of June 30, 2001 and 2000. The Company has coverage to prevent catastrophic losses resulting from claims.

(13)   Subsequent Event

       On July 31, 2001, the Company entered into an equity purchase agreement with Petro, Inc. for the sale of stock of Meenan Oil Co., Inc. and subsidiaries and the limited partnership interests of Meenan Oil Co., L.P. and the stock of its subsidiary.

       On August 13, 2001, in connection with the closing of the equity purchase agreement, amounts outstanding under the senior secured notes and the revolving credit agreement were repaid from the proceeds of the equity purchase, and included a prepayment fee of $4.0 million with respect to the senior secured notes. Under the terms of the agreement, a portion of the proceeds was held in escrow.

                                       16                           (Continued)